                                                                    Exhibit 3.13

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 11/25/2002
                                                          020727904 - 3595345

                          CERTIFICATE OF INCORPORATION
                                       OF
                            EI MERGER HOLDINGS, INC.

                                    ARTICLE I

     The name of the Corporation is EI Merger Holdings, Inc.

                                   ARTICLE II

     The name of the Corporation's registered agent and the address of its registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The total number of shares of capital stock which the Corporation shall have the authority to issue is one million (1,000,000) shares of Common Stock, $0.01 par value.

                                    ARTICLE V

     In furtherance and not limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.

                                   ARTICLE VI

     The incorporator is Brandye Brown, whose mailing address is c/o Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201.

                                   ARTICLE VII

     The number of directors constituting the initial Board of Directors is nine
(9), and the name and address of the persons who are to serve as directors until the first annual meeting of the stockholders or until their respective successors are elected and qualified are:


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

      Name                       Address
      ----                       -------
 Gregg L. Engles   5956 Sherry Lane, Suite 1575,
                          Dallas, TX 75225
 Todd W. Folmer    5956 Sherry Lane, Suite 1575,
                          Dallas, TX 75225
 Richard Hochman     505 Park Ave, 17th Floor,
                         New York, NY 10022
  Jay R. Levine        425 Lexington Avenue,
                         New York, NY 10017
  Nina McLemore      505 Park Ave, 17th Floor,
                         New York, NY 10022
 Bruce I. Raben        425 Lexington Avenue,
                         New York, NY 10017
 Roger K. Sallee            P.O. Box 9,
                         Lake Ozark, MO 65049
Julius E. Talton         801 Alabama Avenue,
                           Selma, AL 36701
 Richard Falcone         8201 Tristar Drive,
                          Irving, TX 75063

                                  ARTICLE VIII

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

     A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

     B. Right of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.

     C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX or as otherwise permitted under the Delaware General Corporation Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE X

     No stockholder of the Corporation shall by reason of his holding shares of any class of its capital stock have any preemptive or preferential right to purchase or subscribe for any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class or any other security, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder, and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing holders of any class of stock of the Corporation.

                                   ARTICLE XI

     Cumulative voting for the election of Directors shall not be permitted.


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
     IN WITNESS WHEREOF, the undersigned incorporator of the Corporation hereby certifies that the facts herein stated are true, and accordingly has signed this instrument this 25th day of December, 2002.

                                        By: /s/ Brandye Brown
                                            ------------------------------------
                                            Brandye Brown
                                            Incorporator


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                                                                          PAGE 1

                                    Delaware

                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "EVERCOM HOLDINGS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF NOVEMBER, A.D. 2002, AT 3 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF JANUARY, A.D. 2003, AT 6 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "EI MERGER HOLDINGS, INC." TO "EVERCOM HOLDINGS, INC.", FILED THE TWENTY-FIRST DAY OF MARCH, A.D. 2003, AT 10:34 O' CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


                              (SEAL)   /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

                                       AUTHENTICATION: 3259731

                                       DATE: 07-28-04

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 06:00 PM 01/08/2003
                                                          030015066 - 3595345

                           CERTIFICATE OF AMENDMENT TO

                         CERTIFICATE OF INCORPORATION OF

                            EI MERGER HOLDINGS, INC.

     EI Merger Holdings, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: The original Certificate of Incorporation of EI Merger Holdings, Inc. was filed with the Secretary of State of Delaware on November 25, 2002.

     SECOND: The Board of Directors of the Corporation, acting by majority vote at a meeting of which proper notice was given, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable, and directing that said amendment be submitted to the sole stockholder of said corporation for its consideration. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Board of Directors of the Corporation hereby adopts, approves and recommends a proposal to amend the Certificate of Incorporation of the Corporation to amend ARTICLE IV thereto, as follows:

                                   ARTICLE IV

          The total number of shares of capital stock which the Corporation shall have the authority to issue is 7.5 million (7,500,000) shares of Common Stock, $0.01 par value.

     THIRD: The Corporation has not received any payment for any of its stock at the time of the adoption of this amendment.

     FOURTH: This amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Board of Directors of the Corporation has caused this Certificate of Amendment to be signed by Keith Kelson, its Secretary, as of December 20, 2002.

                                        EI Merger Holdings, Inc.


                                        By: /s/ Keith Kelson
                                            ------------------------------------
                                            Keith Kelson, Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:34 AM 03/21/2003
                                                          030190328 - 3595345

                           CERTIFICATE OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION OF
                            EI MERGER HOLDINGS, INC.

     EI MERGER HOLDINGS, INC, a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

     FIRST: The original Certificate of Incorporation of EI Merger Holdings, Inc. (hereafter the "Corporation") was filed with the Secretary of State of Delaware on November 25, 2002.

     SECOND: The Certificate of Amendment to the Certificate of Incorporation of EI Merger Holdings, Inc. was filed with the Secretary of State of Delaware on January 8, 2003.

     THIRD: The Certificate of Incorporation hereby is amended to change the name of the Corporation to Evercom Holdings, Inc.

     FOURTH: The Board of Directors of the Corporation, acting by majority vote at a meeting at which proper notice was given, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and directing that said amendment be submitted to the shareholders of said Corporation for their consideration. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article numbered "Article I" so that, as amended, said Article I shall be and read as follows:

               "The name of the Corporation is Evercom Holdings, Inc."

     FIFTH: That thereafter, stockholders owning more than 51% of the Corporation's outstanding equity stock executed a Written Consent of the Shareholders, in which the necessary number of shares us required by statute were voted in favor of the amendment.

     SIXTH: The amendment to the Certificate of Incorporation to change the name of the Corporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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     IN WITNESS WHEREOF, this Amendment to the Certificate of Incorporation has been signed by the Security this 20th day of March, 2003.


                                        /s/ Keith Kelson
                                        ----------------------------------------
                                        Keith Kelson
                                        Secretary


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